UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

Paragon 28, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (730) 399-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2022, Paragon 28, Inc. (the “Company”) appointed Erik Mickelson to serve as the Company’s Chief Accounting Officer. Effective as of April 11, 2022, Steve Deitsch, the Company’s Chief Financial Officer, will serve as the principal financial officer and Mr. Mickelson will serve as principal accounting officer.

Mr. Mickelson previously served as Vice President of Accounting at Everside Health Group, Inc., a direct primary care provider, from March 2021 to April 2022. From September 2020 to March 2021, Mr. Mickelson served as Corporate Controller of Lignetics, Inc., a pellet manufacturing company. Mr. Mickelson served as the International Business Unit Controller and Senior Director of Molson Coors Beverage Company, a multinational drink and brewing company, from July 2018 to July 2020 and as Assistant Global Controller and Senior Director from December 2016 to July 2018. Mr. Mickelson holds a Master of Science in Accounting, as well as a Bachelor of Science in Finance from the University of Colorado, Boulder and is a Certified Public Accountant.

Mr. Mickelson has no relationships requiring disclosure under Item 404(a) of Regulation S-K.

In addition, Mr. Mickelson will enter into the Company’s standard indemnification agreement for directors and officers, the form of which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARAGON 28, INC.

Date:	April 14, 2022	By:	/s/ Jonathan Friedman
Jonathan Friedman General Counsel